Exhibit 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form SB-2 of Spicy Pickle Franchising, Inc. and to the inclusion therein of our report dated August 29, 2006, with respect to the financial statements of Spicy Pickle Franchising, Inc. as of December 31, 2005 and 2004, and for the years then ended.

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
October 25, 2006